                                                                    EXHIBIT 4.46

                                                                  EXECUTION COPY

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                                 TRUST AGREEMENT

                           Dated as of August 30, 2001

                                      among

                             ANC RENTAL CORPORATION,

            THE SUBSIDIARIES OF ANC RENTAL CORPORATION PARTIES HERETO

                                       and

                            WILMINGTON TRUST COMPANY,
                                   as Trustee

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                                TABLE OF CONTENTS

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PREAMBLE ........................................................................................................     1

DECLARATION OF TRUST.............................................................................................     1

SECTION 1. DEFINED TERMS.........................................................................................     2

         1.1    Definitions......................................................................................     2

SECTION 2. ACCELERATION OF SECURED OBLIGATIONS...................................................................    12

         2.1    Notices of Acceleration..........................................................................    12
         2.2    General Authority of the Trustee over the Collateral.............................................    13
         2.3    Right to Initiate Judicial Proceedings...........................................................    13
         2.4    Right to Appoint a Receiver......................................................................    13
         2.5    Exercise of Powers; Instructions of Required Instructing Parties.................................    14
         2.6    Remedies Not Exclusive...........................................................................    14
         2.7    Waiver and Estoppel..............................................................................    15
         2.8    Limitation on Trustee's Duty in Respect of Collateral............................................    15
         2.9    Limitation by Law................................................................................    15
         2.10   Rights of Secured Parties under Secured Instruments..............................................    16

SECTION 3. COLLATERAL ACCOUNT; DISTRIBUTIONS.....................................................................    16

         3.1    The Collateral Account...........................................................................    16
         3.2    Control of Collateral Account....................................................................    16
         3.3    Investment of Funds Deposited in Collateral Account..............................................    16
         3.4    Application and Distribution of Moneys...........................................................    17
         3.5    Application of Moneys Distributable to Surety Party and Indenture Trustee........................    19
         3.6    Trustee's Calculations...........................................................................    20

SECTION 4. AGREEMENTS WITH TRUSTEE...............................................................................    21

         4.1    Delivery of Secured Instruments..................................................................    21
         4.2    Information as to Secured Parties, Administrative Agent, Indenture Trustee and Surety Parties....    21
         4.3    Compensation and Expenses........................................................................    22
         4.4    Stamp and Other Similar Taxes....................................................................    22
         4.5    Filing Fees, Excise Taxes, Etc...................................................................    22
         4.6    Indemnification..................................................................................    22
         4.7    Trustee's Lien...................................................................................    23
         4.8    Further Assurances...............................................................................    23
         4.9    Obligors.........................................................................................    23
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                                       -i-
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SECTION 5. THE TRUSTEE...........................................................................................    24

         5.1    Acceptance of Trust..............................................................................    24
         5.2    Exculpatory Provisions...........................................................................    24
         5.3    Delegation of Duties.............................................................................    25
         5.4    Reliance by Trustee..............................................................................    25
         5.5    Limitations on Duties of Trustee.................................................................    26
         5.6    Moneys to be Held in Trust.......................................................................    26
         5.7    Resignation and Removal of the Trustee...........................................................    26
         5.8    Status of Successor Trustee......................................................................    27
         5.9    Merger of the Trustee............................................................................    27
         5.10   Co-Trustee; Separate Trustee.....................................................................    28
         5.11   Treatment of Payee or Indorsee by Trustee; Representatives of Secured Parties....................    29

SECTION 6. MISCELLANEOUS.........................................................................................    29

         6.1    Notices..........................................................................................    29
         6.2    No Waivers.......................................................................................    30
         6.3    Amendments, Supplements and Waivers..............................................................    30
         6.4    Headings.........................................................................................    31
         6.5    Severability.....................................................................................    31
         6.6    Successors and Assigns...........................................................................    31
         6.7    Currency Conversions.............................................................................    31
         6.8    Governing Law....................................................................................    31
         6.9    Counterparts.....................................................................................    31
         6.10   Termination......................................................................................    31
         6.11   New Obligors.....................................................................................    33
         6.12   Inspection by Regulatory Agencies................................................................    33
         6.13   Confidentiality..................................................................................    33
         6.14   Submission to Jurisdiction; Waivers..............................................................    33
         6.15   The Indenture Trustee, the Holders and the Indenture Securities..................................    34
         6.16   Intercreditor Agreements; Authorization to Trustee in Respect of Certain Agreements..............    34
         6.17   Further Assurances; Absolute Obligations to Grant Lien on Vehicle Collateral.....................    35
         6.18   WAIVERS OF JURY TRIAL............................................................................    35
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                                      -ii-
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EXHIBITS

         A     Form of Notice of Acceleration
         B     Form of Assumption Agreement

ANNEXES

         I     Trust Security Documents

SCHEDULES

         I    Existing Surety Bonds

            TRUST AGREEMENT, dated as of August 30, 2001, among ANC RENTAL CORPORATION, a Delaware corporation (the "Company"), the subsidiaries of the Company from time to time parties hereto (together with the Company, collectively, the "Obligors") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Company is a party to the Senior Loan Agreement (such term and other capitalized terms used in these recitals being used with the definitions given to such terms in Section 1.1 hereof), and to induce the Lenders parties thereto to agree to certain amendments to the Senior Loan Agreement, the Company has agreed to cause its obligations with respect to the Senior Loan Agreement, the Indenture and the Exchange Notes to be secured by security interests in the Collateral; and

            WHEREAS, to induce the Surety Parties, subject to certain terms and conditions, to issue, extend, renew, continue, increase and/or to permit to remain outstanding the Surety Bonds for the benefit of, at the request of or on behalf of the Company and/or one or more Subsidiaries of the Company, the Company has agreed to cause the Surety Bonds Obligations to be secured by security interests in the Collateral.

                              DECLARATION OF TRUST

            NOW, THEREFORE, in order to secure the payment of the Secured Obligations and in consideration of the premises and the mutual agreements set forth herein, the Trustee does hereby declare that it holds and will hold as trustee in trust under this Trust Agreement all of its right, title and interest in, to and under the Trust Security Documents and the collateral granted to the Trustee thereunder, whether now existing or hereafter arising (and the Obligors do hereby consent thereto).

            TO HAVE AND TO HOLD the Trust Security Documents and the entire Collateral (the right, title and interest of the Trustee in the Trust Security Documents and the Collateral being hereinafter referred to as the "Trust Estate") unto the Trustee and its successors in trust under this Trust Agreement and its assigns forever.

            IN TRUST NEVERTHELESS, under and subject to the conditions herein set forth and for the benefit of the Secured Parties, and for the enforcement of the payment of all Secured Obligations, and as security for the performance of and compliance with the covenants and conditions of this Trust Agreement, each of the Secured Instruments and each of the Trust Security Documents.

            PROVIDED, HOWEVER, that these presents are upon the condition that if the Obligors, their successors or assigns, shall satisfy the conditions set forth in Section 6.10, then this Trust Agreement, and the estates and rights hereby assigned, shall cease, determine and be void; otherwise they shall remain and be in full force and effect.

            IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.

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                                                                               2


                                   SECTION 1.
                                  DEFINED TERMS

            1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Collateral Agreement and used herein shall have the meanings given to them in the Collateral Agreement. So long as Liberty continues to be a Secured Party, to the extent capitalized terms herein are defined in documents (i) to which Liberty is not a party, or (ii) which can be amended or changed without Liberty's consent, such capitalized terms shall have the meanings specified in such documents as of the date hereof, notwithstanding subsequent amendments or changes, unless Liberty agrees otherwise in writing.

            (b) The following terms shall have the respective meanings set forth below:

            "Administrative Agent" shall mean Lehman Commercial Paper Inc., in its capacity as Administrative Agent under the Senior Loan Agreement, and any successor Administrative Agent appointed thereunder.

            "Ambac Consent" shall mean the Consent Agreement, dated as of the date hereof, by Ambac Assurance Corporation and acknowledged by the Company, certain other Obligors, the Finance Company Issuers, the Trustee and certain Lenders party thereto, in respect of the grant of the Liens on the Finance Company Equity Interests, as the same may be amended, supplemented or otherwise modified from time to time.

            "ANC Liberty Agreement" shall mean the Agreement, dated as of the date hereof, between the Company and Liberty, as the same may be amended, supplemented or otherwise modified from time to time.

            "Burlingame Mortgage" shall mean the Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of August 30, 2001, made by Alamo Rent-A-Car LLC to the Chicago Title Company, as trustee, for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Wilmington, Delaware or New York, New York are required or authorized to close.

            "Cash Equivalents" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having original or remaining maturities of 30 days or less, but in no event occurring later than the Distribution Date next succeeding the Trustee's acquisition thereof, which evidence:

            (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States;

            (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such

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                                                                               3


      obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of Standard and Poor's and Moody's in the highest investment category granted thereby;

            (c) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each of Standard and Poor's and Moody's in the highest investment category granted thereby;

            (d) investments in money market funds having a rating from each of Standard and Poor's and Moody's in the highest investment category granted thereby or otherwise approved in writing thereby;

            (e) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation ("FDIC");

            (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; and

            (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by FDIC.

            "Collateral" shall mean, collectively, all collateral in which the Trustee is granted a security interest pursuant to any Trust Security Document, including, without limitation, the Shared Collateral and the Other Collateral.

            "Collateral Agreement" shall mean the Collateral Agreement, dated as of the date hereof, among the Company, the subsidiaries of the Company from time to time parties thereto, the Trustee, Liberty and the Administrative Agent.

            "Collateral and Control Agreement" shall mean the Collateral and Control Agreement, dated as of March 29, 2001, among the Company, ANC Financial, LP, Lehman Commercial Paper Inc. and Lehman Brothers Bank, FSB, as securities intermediary, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.

            "Collateral Account" shall have the meaning given to such term in
      Section 3.1.

            "Collateral Documents" shall have the meaning given to such term in the Senior Loan Agreement.

            "Contract of Indemnity" shall mean the General Agreements of Indemnity and Commercial Surety, issued by the Company, as "Indemnitor", in favor of Liberty, on each of August 4, 2000 and October 1, 2000.

            "Distribution Date" shall mean each date fixed by the Trustee for a distribution to the Secured Parties of funds held in the Collateral Account, the first of which shall be within 50 days after the Trustee receives a Notice of Acceleration and the remainder of which shall be monthly thereafter on the day of the month corresponding to the first Distribution Date (or, if

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      there be no such corresponding day, the last day of such month), provided that if any such day is not a Business Day, such Distribution Date shall be the next succeeding Business Day.

            "Dollar" shall mean dollars in lawful currency of the United States of America.

            "Exchange Notes" shall be the collective reference for any note exchanged for the Rollover Term Loans or for the Initial Loans, as the case may be, pursuant to the Senior Loan Agreement.

            "Existing Surety Bonds" shall mean the Surety Bonds described in
      Schedule I to this Trust Agreement.

            "First Priority Secured Obligations" shall mean all Surety Bond Obligations in respect of the New Surety Bonds, the Increased Surety Bonds and the Renewed Surety Bonds.

            "First Priority Secured Parties" shall mean Secured Parties that are obligees in respect of the First Priority Secured Obligations.

            "Fleet Intercreditor Agreement" shall mean the Intercreditor and Subordination Agreement, in form and substance satisfactory to the Administrative Agent and Liberty, to be entered into by and among certain Obligors listed therein, ANC Rental Corporation and certain direct and indirect lenders to ANC and/or the certain Obligors listed therein, as listed on a schedule thereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantor Indenture Obligations" shall mean, with respect to any Obligor other than the Company, all obligations and liabilities of such Obligor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Indenture Guarantee of such Obligor or any Trust Security Document to which such Obligor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Indenture Trustee or the Holders that are required to be paid by such Obligor pursuant to the terms of any Trust Security Document).

            "Guarantor Senior Loan Agreement Obligations" shall mean, with respect to any Obligor other than the Company, all obligations and liabilities of such Obligor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Subsidiary Guarantee or any Trust Security Document or other Loan Document to which such Obligor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by such Obligor pursuant to the terms of any Trust Security Document or any other Loan Document).

            "Guarantor Surety Bond Obligations" shall mean with respect to any Obligor, all obligations and liabilities of such Obligor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any Surety Bond Guarantee to which such Obligor is a party, in each case whether on account of guarantee obligations or obligations to exonerate, indemnify, hold harmless, secure, collateralize and/or reimburse, together with any interest, fees, costs, expenses (including the costs and expense of enforcing any indemnities or guarantees) or other amounts required to be paid by such Obligor pursuant to the terms of such Surety Bond Guarantee (including without limitation, interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

            "Holder" shall mean any holder of Indenture Securities.

            "Increased Surety Bond" shall mean the amount by which the penal sum or amount of obligation of any Surety Bond is increased other than as part of the issuance of a Renewed Surety Bond.

            "Indenture" shall mean the Indenture, in the form attached as Exhibit B to the Senior Loan Agreement, between the Company and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

            "Indenture Guarantee" shall mean, with respect to each Obligor other than the Company, the guarantee of such Obligor of the Indenture Obligations of the Company, as set forth in the Indenture or any related guarantee instrument and/or in any Indenture Security.

            "Indenture Obligations" shall mean, collectively, (a) the unpaid principal of, and interest and premium on, the Indenture Securities, and all other obligations and liabilities of the Company to the Indenture Trustee or any Holder (including, without limitation, interest accruing at the then applicable rate provided in the Indenture and the Indenture Securities after the maturity of the Indenture Securities and interest accruing at the then applicable rate provided in the Indenture and the Indenture Securities after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, this Trust Agreement, the Indenture Securities or any other document made, delivered or given in connection therewith and (b) the Guarantor Indenture Obligations of all Obligors other than the Company.

            "Indenture Securities" shall mean the securities to be issued under and in accordance with the Indenture.

            "Indenture Trustee" shall mean The Bank of New York, in its capacity as Trustee under the Indenture, and any successor Trustee appointed thereunder.

            "Initial Loan" shall mean the initial loans made by the Lenders to the Company under the Senior Loan Agreement in the original aggregate principal amount equal to $225,000,000.

            "Intercreditor Agreement" shall mean the Amended and Restated Intercreditor Agreement, dated as of the date hereof, among the Company, the Subsidiary Guarantors, the Collateral Trustee, Liberty, the Administrative Agent and the administrative agents under the New Credit Facility, in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Trustee and the Surety Parties, as the same may be amended, supplemented or otherwise modified from time to time.

            "Lender" shall mean the several banks and other financial institutions or entities from time to time parties to the Senior Loan Agreement.

            "Letter Agreement" shall mean the Letter Agreement, dated as of the date hereof, addressed to The Bank of New York, as Indenture Trustee, required by Moody's Investors Services, Inc. and executed by the Trustee, the Indenture Trustee, the Company, certain other Obligors, certain Finance Company Issuers, and acknowledged and consented to by Liberty and the Administrative Agent, in respect of the grant of Liens of the Finance Company Equity Interests, as the same may be amended, supplemented or modified from time to time.

            "Liberty" shall mean Liberty Mutual Insurance Company, solely in its capacity as a Surety Party under the Surety Bond Documents.

            "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Loan Documents" shall mean the Senior Loan Agreement, the Loan Notes, the Subsidiary Guarantees and the Collateral Documents.

            "Loan Notes" shall be the collective reference to the promissory notes issued pursuant to the Senior Loan Agreement evidencing the Loans.

            "Loans" shall mean, collectively, the Initial Loans and the Rollover Term Loans.

            "Master Collateral Agency Agreement" shall mean the Fourth Amended and Restated Master Collateral Agency Agreement, dated as of June 30, 2000, among the Company, National Car Rental Financing Limited Partnership, Alamo Financing, L.P., Alamo Rent-A-Car LLC, National Car Rental System, Inc., Spirit Rent-A-Car, Inc. d/b/a Cartemps USA, Citibank, N.A., as master collateral agent, various financing sources parties hereto and various beneficiaries parties thereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Master Collateral Agency Agreement Supplement": the Financing Source and Beneficiary Supplement to the Master Collateral Agency Agreement, in form and substance acceptable to each of the Secured Parties, to be executed by the Trustee, for the benefit of the Secured Parties, the Company, certain of the other Obligors and Citibank, N.A., as master collateral agent, as the same may be amended, supplemented or otherwise modified from time to time.

            "MBIA Consent" shall mean the Consent Agreement, dated as of the date hereof, by MBIA Insurance Corporation and acknowledged by the Company, certain other Obligors, the Finance Company Issuers, the Trustee and certain Lenders party thereto, in respect of the grant of the Liens on the Finance Company Equity Interests, as the same may be amended, supplemented or otherwise modified from time to time.

            "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

            "New Credit Facility" shall mean (a) the $175 million secured credit facility pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 2000, among the Company, the lenders parties thereto, Congress Financial Corporation (Florida), as administrative agent, and others, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, refunded, replaced or refinanced from time to time and (b) the $40 million secured credit facility pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 2000, among the Company, the lenders parties thereto, Lehman Commercial Paper Inc., as administrative agent, and others, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, refunded, replaced or refinanced from time to time.

            "New Surety Bond" shall mean each Surety Bond issued after the Trust Effective Date by Liberty or any affiliate thereof or any other Person.

            "Notice of Acceleration" shall mean a notice delivered to the Trustee by the Administrative Agent with respect to Senior Loan Agreement Obligations, by the Indenture Trustee in respect of Indenture Obligations or by the relevant Surety Party with respect to Surety Bond Obligations, stating that (a) the Senior Loan Agreement Obligations, the Indenture Obligations or the Surety Bond Obligations, as the case may be, have not been paid in full at the stated final maturity thereof and any applicable grace period has expired, (b) an "Event of Default" has occurred under the provisions of the ANC Liberty Agreement in consequence of which (i) Liberty issues a demand to be placed in funds or to be discharged pursuant to paragraph 5 of any Contract of Indemnity, which demand is not satisfied when due, or (ii) any prior deferral by Liberty of a demand to be placed in funds or to be discharged pursuant to paragraph 5 of any Contract of Indemnity is withdrawn or (c) a default has occurred under the provisions of the relevant Secured Instrument and, as a result thereof, all Senior Loan Agreement Obligations, all Indenture Obligations or all Surety Bond Obligations, as the case may be, outstanding under such Secured Instrument have become immediately due and payable and have not been paid. Each Notice of Acceleration shall be in substantially the form of Exhibit A to this Trust Agreement.

            "Obligors" shall have the meaning assigned in the preamble hereto.

            "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel satisfactory to the Trustee, who may be counsel regularly retained by the Trustee, which shall be in form and substance satisfactory to the Trustee.

            "Other Collateral" shall have the meaning assigned to such term in
      Section 3.1.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Proceeds" shall mean all "proceeds" as such term is defined in
      Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

            "Renewed Surety Bonds" shall mean, collectively, any renewals, continuations and replacements of Existing Surety Bonds and any increases in the penal sums or amounts of obligations thereof, upon, or in anticipation of, the expiration, cancellation or renewal of such Existing Surety Bonds.

            "Required Instructing Parties" shall mean, as of a particular date,
      (a) if any First Priority Secured Obligations remain unsatisfied or are outstanding on such date, First Priority Secured Parties that are obligees (or representatives thereof) in respect of more than 50% of the aggregate principal amount of such First Priority Secured Obligations, (b) if no First Priority Secured Obligations are outstanding on such date but any Second Priority Secured Obligations remain unsatisfied or are outstanding on such date, Second Priority Secured Parties that are obligees (or representatives thereof) in respect of more than 50% of the aggregate principal amount of such Second Priority Secured Obligations, and (c) if no First Priority Secured Obligations or Second Priority Secured Obligations remain unsatisfied or are outstanding on such date, but any Third Priority Secured Obligations remain unsatisfied or are outstanding on such date, (i) the Third Priority Secured Parties that are obligees (or representatives thereof) in respect of more than 50% of the aggregate principal amount of the Third Priority Secured Debt Obligations and (ii) the Third Priority Secured Parties that are obligees (or representatives of obligees) in respect of more than 50% of the aggregate principal amount of the Third Priority Secured Surety Bond Obligations, provided, that the Third Priority Secured Parties identified in the foregoing clauses (c)(i) and (ii) must act jointly to constitute "Required Instructing Parties". For the purpose of this definition, (a) the Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, the Senior Loan Agreement Obligations, (b) the Indenture Trustee shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, the Indenture Obligations and (c) the aggregate principal amount of Surety Bond Obligations as of a particular date shall be calculated by adding together (1) the relevant Surety Party's unreimbursed loss, costs, fees and expenses, together with accrued interest, with respect to all Surety Bonds issued by such Surety Party, and (2) the penal sums and/or maximum amounts of such Surety Bond Obligations of all Surety Bonds then outstanding and upon which the relevant Surety Party remains at risk.

            "Required Secured Debt Parties" shall mean, as of a particular date, Secured Parties holding (or representing) more than 50% of the aggregate principal amount of the Secured Obligations outstanding under (a) the Senior Loan Agreement, the Loan Notes, the Subsidiary Guarantees and any other Loan Documents and (b) the Indenture and any Indenture Securities outstanding thereunder. For the purpose of this definition, (a) the Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, the Senior Loan Agreement Obligations and (b) the Indenture Trustee shall be deemed to hold or represent, and shall be entitled to vote and give notices and direction with respect to, the Indenture Obligations.

            "Required Surety Parties" shall mean, as of a particular date, Secured Parties that are obligees (or representatives thereof) in respect of more than 50% of the aggregate principal amount of the Surety Bond Obligations.

            "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any present or future law, treaty, statute, rule, regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" shall mean the chief executive officer, the president, or any vice president of the Company or any Obligor as applicable and, with respect to financial matters, the chief financial officer, the senior vice president - finance, the treasurer or the controller of the Company or any Obligor as applicable.

            "Rollover Term Loans" shall mean the loans into which all Initial Loans shall be converted pursuant to the Senior Loan Agreement.

            "Second Priority Secured Obligations" shall mean all Senior Loan Agreement Obligations in respect of the Tranche A Senior Loans and all Indenture Obligations in respect of the Series A Indenture Securities.

            "Second Priority Secured Parties" shall mean Secured Parties holding Second Priority Secured Obligations.

            "Secured Instruments" shall mean, at any time, (a) the Surety Bond Documents, (b) the Senior Loan Agreement, the Loan Notes, the Subsidiary Guarantees and any other Loan Documents and (c) the Indenture, any Indenture Securities outstanding thereunder and any other Indenture Documentation.

            "Secured Obligations" shall mean, collectively (a) the Surety Bond Obligations, (b) the Senior Loan Agreement Obligations, (c) the Indenture Obligations and (d) all sums payable by the Obligors under this Trust Agreement or any Trust Security Document (including, without limitation, Trustee Fees).

            "Secured Parties" shall mean, collectively (a) the Surety Parties,
      (b) the Lenders and the Administrative Agent, (c) the Indenture Trustee and the Holders and (d) the Trustee.

            "Secured Party Credit Support" shall have the meaning set forth in 6.16(b).

            "Senior Loan Agreement" shall mean the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000, among the Company, the Lenders parties thereto and Lehman Commercial Paper Inc., as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

            "Senior Loan Agreement/Indenture Secured Party" shall mean, collectively, (a) the Lenders and the Administrative Agent and (b) the Indenture Trustee and the Holders.

            "Senior Loan Agreement/Indenture Sub-Account" shall have the meaning assigned to such term in Section 3.1.

            "Senior Loan Agreement Obligations" shall mean, collectively, (a) the unpaid principal of and interest on the Loans, and all other obligations and liabilities of the Company to the Administrative Agent or any Lender (including, without limitation, interest accruing at the then applicable rate provided in the Senior Loan Agreement after the maturity of the Loans outstanding thereunder and interest accruing at the then applicable rate provided in the Senior Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Loan Agreement, this Trust Agreement, any Loan Notes or any other Loan Document or any other document made, delivered or given in connection therewith and (b) the Guarantor Senior Loan Agreement Obligations of all Obligors other than the Company.

            "Series A Indenture Securities" shall mean, at any time, collectively, the Tranche A Exchange Notes outstanding under the Indenture at such time.

            "Shared Collateral" shall have the meaning assigned to such term in
      Section 3.1.

            "Shared Collateral Sub-Account" shall have the meaning assigned to such term in Section 3.1.

            "Standard &Poor's" shall mean Standard & Poor's Ratings Service and its successors.

            "Subsidiary" shall mean with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

            "Subsidiary Guarantee" shall mean any Guarantee, substantially in the form of Exhibit A to the Senior Loan Agreement, to be executed by the Subsidiary Guarantors.

            "Subsidiary Guarantor" shall mean any Subsidiary that signs a Subsidiary Guarantee.

            "Surety Bond" shall mean, collectively, (a) the New Surety Bonds,
      (b) the Existing Surety Bonds, (c) the Increased Surety Bonds and (d) the Renewed Surety Bonds.

            "Surety Bond Account Party" shall mean, in respect of each Surety Bond, the Company and/or one or more of its Subsidiaries on whose behalf and/or at whose request such Surety Bond was issued.

            "Surety Bond Documents" shall mean, in respect of each Surety Bond,
      (a) such Surety Bond, (b) any underlying contracts, agreements, undertakings and obligations to which such Surety Bond relates and those statutes compliance with which are expressly secured by such Surety Bond,
      (c) any Contract of Indemnity and Surety Bond Guarantee relating to such Surety Bond and (d) the ANC Liberty Agreement.

            "Surety Bond Guarantee" shall mean any guarantee, indemnity or other agreement executed and delivered by any Obligor to and for the benefit of any Surety Party (or any affiliate thereof) with respect to, or in consideration of, or to induce, secure, guarantee, indemnify against or otherwise provide any benefit or thing of value to, such Surety Party in connection with, the issuance, renewal, continuation, increase, extension or agreement to permit to remain outstanding any Surety Bond, as any of the above may from time to time be amended, modified, supplemented, extended or renewed.

            "Surety Bond Obligations" shall mean, in respect of any Surety Bond,
      (a) the obligations of the Surety Bond Account Party with respect to such Surety Bond to the relevant Surety Party under the Contract of Indemnity or under any Surety Bond Guarantee, including but not limited to the obligations to exonerate, indemnify, hold harmless, secure, collateralize and/or reimburse the Surety Party which issued such Surety Bond, together with any interest, fees, costs, expenses (including the costs and expenses of enforcing any indemnities) or other amounts as may be provided under the terms of such Contract of Indemnity or Surety Bond Guarantee (including, without limitation, interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Surety Bond Account Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, and (b) any Guarantor Surety Bond Obligations with respect to such Surety Bond; provided that the Surety Bond Obligations shall be reduced by the amount of proceeds actually received by or on behalf of any Surety Party in respect of any Secured Party Credit Support to the extent application of such proceeds permanently reduces the remaining contingent liability of such Surety Party in respect of such Surety Bond Obligation.

            "Surety Party" shall mean, in respect of each Surety Bond, the entity which issued such Surety Bond, as specified on Schedule I to this Trust Agreement (in the case of Existing Surety Bonds) and in the information provided to the Trustee pursuant to Sections 4.1 and 4.2 (in the case of any New Surety Bond), and any Person issuing any replacement of such Surety Bond, provided that the Company shall have delivered to the Trustee the name of such Person and any other relevant information with respect thereto requested by the Trustee.

            "Third Priority Secured Debt Obligations" shall mean, collectively,
      (a) all Senior Loan Agreement Obligations other than the Second Priority Secured Obligations and (b) all Indenture Obligations other than the Second Priority Secured Obligations.

            "Third Priority Secured Surety Bond Obligations" shall mean all Surety Bond Obligations other than the First Priority Secured Obligations.

            "Third Priority Secured Obligations" shall mean, collectively, (a) the Third Priority Secured Debt Obligations and (b) the Third Priority Secured Surety Bond Obligations.

            "Third Priority Secured Parties" shall mean Secured Parties holding Third Priority Secured Obligations.

            "Tranche A Exchange Notes" shall mean Exchange Notes issued in respect of the Tranche A Initial Loans or the Tranche A Rollover Term Loans, as applicable.

            "Tranche A Initial Loans" shall mean the loans deemed to be made pursuant to Section 2.1(a) of the Senior Loan Agreement.

            "Tranche A Rollover Term Loans" shall mean the loans into which the Tranche A Initial Loans are converted pursuant to Section 2.1(b) of the Senior Loan Agreement.

            "Tranche A Senior Loans" shall mean, at any time, the collective reference to the Tranche A Initial Loans and the Tranche A Rollover Term Loans, as applicable, outstanding under the Senior Loan Agreement at such time.

            "Trust Agreement" shall mean this Trust Agreement, as the same may from time to time be amended, modified, supplemented, extended or renewed.

            "Trust Effective Date" shall mean August 30, 2001.

            "Trust Estate" shall have the meaning assigned in the Declaration of Trust in this Trust Agreement.

            "Trust Security Documents" shall mean each of the instruments described in Annex I to this Trust Agreement and each agreement entered into pursuant to clause (ii) of Section 6.3(b) of this Trust Agreement.

            "Trustee" shall mean Wilmington Trust Company, in its capacity as trustee under this Trust Agreement, and any successor trustee appointed hereunder.

            "Trustee Fees" shall mean all fees, costs and expenses of the Trustee of the types described in Sections 4.3, 4.4, 4.5 and 4.6.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement, and section references are to this Trust Agreement unless otherwise specified.

                                   SECTION 2.
                       ACCELERATION OF SECURED OBLIGATIONS

            2.1 Notices of Acceleration. (a) Upon receipt by the Trustee of a Notice of Acceleration, the Trustee shall promptly notify the Company, the Administrative Agent, the Indenture Trustee and each Surety Party of the receipt thereof and provide a copy thereof to such Persons and to the administrative agents under the New Credit Facilities. So long as such Notice of Acceleration is in effect, the Trustee shall exercise the rights and remedies provided in this Trust Agreement and in the Trust Security Documents subject to the direction of the Required Instructing Parties (in the case of any actions relating to the Shared Collateral) and the Required Secured Debt Parties (in the case of any actions relating to the Other Collateral). Except as otherwise provided in the last two sentences of Section 2.2, the Trustee is not empowered to exercise any remedy hereunder or under any Trust Security Document unless a Notice of Acceleration is in effect.

            (b) A Notice of Acceleration delivered by the Administrative Agent, the Indenture Trustee or any Surety Party shall become effective upon receipt thereof by the Trustee. A Notice of

Acceleration, once effective, shall remain in effect unless and until it is cancelled as provided in Section 2.1(c).

            (c) The Administrative Agent, the Indenture Trustee or any Surety Party shall be entitled to cancel its own Notice of Acceleration by delivering a written notice of cancellation to the Trustee (i) before the Trustee takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if the Trustee believes that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty. The Trustee shall immediately notify the Company, the Administrative Agent, the Indenture Trustee, the administrative agents under the New Credit Facilities and each Surety Party as to the receipt and contents of any such notice of cancellation.

            2.2 General Authority of the Trustee over the Collateral. Each Obligor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its or his own name, from time to time in the Trustee's discretion, subject to Section 2.1, so long as any Notice of Acceleration is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trust Agreement and the Trust Security Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Obligor hereby acknowledges that the Trustee shall have all powers and remedies set forth in the Trust Security Documents, subject to Section 2.1. Notwithstanding the foregoing, so long as no Notice of Acceleration is in effect, the Trustee shall take such actions as are permitted by the Trust Security Documents in accordance with the instructions of the Required Instructing Parties, or the Required Secured Debt Parties (with respect to the Other Collateral and the Senior Loan/Indenture Sub-Account only), as applicable, delivered to the Trustee. In the event that, pursuant to the terms of the relevant Trust Security Document or Secured Instrument, the Required Instructing Parties, or the Required Secured Debt Parties (with respect to the Other Collateral and the Senior Loan/Indenture Sub-Account only), as applicable, shall only be entitled to direct the Trustee after the occurrence of an event of default or similar event, the Required Instructing Parties, or the Required Secured Debt Parties (with respect to the Other Collateral and the Senior Loan/Indenture Sub-Account only), as applicable, shall certify in such direction that such event of default or similar event has occurred and is continuing.

            2.3 Right to Initiate Judicial Proceedings. If a Notice of Acceleration is in effect, the Trustee, subject to the provisions of Section 2.5(b) and Section 5, (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Trust Agreement and each Trust Security Document and (ii) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

            2.4 Right to Appoint a Receiver. If a Notice of Acceleration is in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee under this Trust Agreement or any Trust Security Document, the Trustee shall, to the extent permitted by law, with notice to the Company but without notice to any party claiming through the Obligors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Trust Estate, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers of the Trust Estate, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Trust Estate be segregated, sequestered and impounded for the benefit of the Trustee and the Secured Parties, and each Obligor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Trustee shall be entitled to retain possession and control of all cash and Cash Equivalents held by or deposited with it pursuant to this Trust Agreement or any Trust Security Document.

            2.5 Exercise of Powers; Instructions of Required Instructing Parties. (a) All of the powers, remedies and rights of the Trustee as set forth in this Trust Agreement may be exercised by the Trustee in respect of any Trust Security Document as though set forth in full therein and all of the powers, remedies and rights of the Trustee, the Administrative Agent, the Indenture Trustee and each Surety Party as set forth in any Trust Security Document may be exercised from time to time as herein and therein provided. Each party to this Trust Agreement agrees and acknowledges that the Secured Parties are the direct beneficiaries of the Trust Estate and this Trust Agreement, with the right to enforce this Trust Agreement. The rights of the Trustee and/or the Secured Parties to enforce the terms and provisions of this Trust Agreement shall not be delayed, conditioned, limited or eliminated as a result of any failure by the Trustee to provide to the Company or the administrative agents under the New Credit Facilities any notice required to be delivered under this Trust Agreement.

            (b) While a Notice of Acceleration is in effect, the Required Instructing Parties (in respect of the Shared Collateral) or the Required Secured Debt Parties (in respect of the Other Collateral) shall have the right, by one or more instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Trust Agreement or any Trust Security Document; provided that (i) such direction shall not conflict with any provision of law or of this Trust Agreement or of any Trust Security Document and (ii) the Trustee shall be adequately secured and indemnified as provided in Section 5.4(d). Nothing in this Section 2.5(b) shall impair the right of the Trustee in its discretion to take any action which it deems proper and which is not inconsistent with such direction by the Required Instructing Parties or the Required Secured Debt Parties, as the case may be. In the absence of such direction, the Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein.

            2.6 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Trustee herein or in the Trust Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Trust Security Document or now or hereafter existing at law or in equity or by statute.

            (b) No delay or omission by the Trustee to exercise any right, remedy or power hereunder or under any Trust Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Trust Agreement or any Trust Security Document to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

            (c) If the Trustee shall have proceeded to enforce any right, remedy or power under this Trust Agreement or any Trust Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then the Obligors, the Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

            (d) All rights of action and of asserting claims upon or under this Trust Agreement and the Trust Security Documents may be enforced by the Trustee without the possession of any Secured Instrument or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Trustee shall be, subject to Sections 5.5(c) and 5.10(b)(ii), brought in its name as Trustee and any recovery of judgment shall be held as part of the Trust Estate.

            2.7 Waiver and Estoppel. (a) Each Obligor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Trust Agreement or any Trust Security Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee in this Trust Agreement or any Trust Security Document but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 2.7(a) shall be construed as a waiver of any rights of the Obligors under any applicable federal bankruptcy law or state insolvency law.

            (b) Each Obligor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Trust Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Trust Agreement or any Trust Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

            (c) Each Obligor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Trust Security Document) in connection with this Trust Agreement and the Trust Security Documents and any action taken by the Trustee with respect to the Collateral.

            2.8 Limitation on Trustee's Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in any Trust Security Document and to account to the Secured Parties and the Obligors for moneys and other property received by it hereunder or under any Trust Security Document, the Trustee shall not have any duty to the Obligors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

            2.9 Limitation by Law. All rights, remedies and powers provided in this Trust Agreement or any Trust Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Trust Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            2.10 Rights of Secured Parties under Secured Instruments. Notwithstanding any other provision of this Trust Agreement or any Trust Security Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or other instrument evidencing or agreement governing a Secured Obligation or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Obligors to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the Secured Instrument under which such Secured Obligation is outstanding.

                                   SECTION 3.
                        COLLATERAL ACCOUNT; DISTRIBUTIONS

            3.1 The Collateral Account. On the Trust Effective Date there shall be established and, at all times thereafter until the trusts created by this Trust Agreement shall have terminated, there shall be maintained with the Trustee at the office of the Trustee's corporate trust division, an account which shall be entitled the "ANC Rental Corporation Collateral Account" (the "Collateral Account") and which shall be comprised of two segregated sub-accounts entitled the "ANC Rental Corporation Shared Collateral Sub-Account" (the "Shared Collateral Sub-Account") and the "Senior Loan Agreement/Indenture Collateral Sub-Account" (the "Senior Loan Agreement/Indenture Sub-Account"), respectively. All moneys which are required by this Trust Agreement or any Trust Security Document to be delivered to the Trustee while a Notice of Acceleration is in effect or which are received by the Trustee or any agent or nominee of the Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Trust Agreement or any Trust Security Document or otherwise, while a Notice of Acceleration is in effect shall be deposited (i) in the Senior Loan Agreement/Indenture Sub-Account, to the extent such moneys are in respect of any Collateral in which a security interest is created pursuant to the Collateral and Control Agreement (such Collateral, the "Other Collateral") and (ii) in the Shared Collateral Sub-Account, to the extent such moneys are in respect of any Collateral other than Other Collateral (such Collateral, the "Shared Collateral"), and, in each case, held by the Trustee as part of the Trust Estate and applied in accordance with the terms of this Trust Agreement. In making any such deposit, the Trustee may rely, and shall be fully protected in relying on a certificate of the Company as to the source of such deposit. Upon the cancellation of any Notice of Acceleration pursuant to Section 2.1(c), the Trustee shall (subject to the first sentence of Section 3.4(a)) cause all funds on deposit in the Collateral Account to be paid over to the Obligors in accordance with their respective interests.

            3.2 Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Trustee, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Trustee.

            3.3 Investment of Funds Deposited in Collateral Account. The Trustee shall invest and reinvest moneys on deposit in the Collateral Account at any time in Cash Equivalents; provided that so long as no Notice of Acceleration is in effect, such investments and re-investments in Cash Equivalents shall be made in such Cash Equivalents as shall be directed by the Company. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Trust Estate. The Trustee shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity. In the absence of such directions, the Trustee shall have no obligation to invest or reinvest moneys.

            3.4 Application and Distribution of Moneys. (a) The Trustee shall have the right (pursuant to Section 4.8) at any time to apply moneys held by it in the Collateral Account (ratably based upon the amounts on deposit in the Shared Collateral Sub-Account and the Senior Loan Agreement/Indenture Sub-Account) to the payment of due and unpaid Trustee Fees.

            (b) All remaining moneys held by the Trustee in the Shared Collateral Sub-Account or received by the Trustee with respect to the Shared Collateral while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this
Section 3.4), be distributed (subject to the provisions of Sections 3.5 and 3.6) by the Trustee on each Distribution Date in the following order of priority:

            First: to the Trustee for any unpaid Trustee Fees and then to any Secured Party which has theretofore advanced or paid any Trustee Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Trustee Fees advanced or paid by the respective Secured Parties and remaining unreimbursed on such Distribution Date;

            Second: to any Secured Party which has theretofore advanced or paid any Trustee Fees, other than administrative expenses described in clause First above, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Trustee Fees advanced or paid by the respective Secured Parties and remaining unreimbursed on such Distribution Date;

            Third: to the First Priority Secured Parties in an amount equal to the unpaid principal of and unpaid interest on and other charges, if any, in respect of any First Priority Secured Obligations then outstanding whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the First Priority Secured Parties in proportion to the unpaid amounts of the First Priority Secured Obligations on such Distribution Date;

            Fourth: to the Second Priority Secured Parties in an amount equal to the unpaid principal of and unpaid interest on and other charges, if any, in respect of any Second Priority Secured Obligations then outstanding whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Second Priority Secured Parties in proportion to the unpaid amounts of the Second Priority Secured Obligations on such Distribution Date;

            Fifth: to the Third Priority Secured Parties in an amount equal to the unpaid principal of and unpaid interest on and other charges, if any, in respect of any Third Priority Secured Obligations then outstanding whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Third Priority Secured Parties in proportion to the unpaid amounts of the Third Priority Secured Obligations on such Distribution Date;

            Sixth: to the Secured Parties, amounts equal to all other sums which constitute Secured Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Secured Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date; and

            Seventh: any surplus then remaining shall be paid to the Obligors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (c) All remaining moneys held by the Trustee in the Senior Loan Agreement/Indenture Collateral Sub-Account or received by the Trustee with respect to the Other Collateral while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 3.4), be distributed (subject to the provisions of Sections 3.5 and 3.6) by the Trustee on each Distribution Date in the following order of priority:

            First: to the Trustee for any unpaid Trustee Fees and then to any Senior Loan Agreement/Indenture Secured Party which has theretofore advanced or paid any Trustee Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Trustee Fees advanced by such respective Secured Parties and remaining unpaid on such Distribution Date;

            Second: to any Senior Loan Agreement/Indenture Secured Party which has theretofore advanced or paid any Trustee Fees, other than administrative expenses described in clause First above, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Trustee Fees advanced by such respective Secured Parties and remaining unpaid on such Distribution Date;

            Third: to the Senior Loan Agreement/Indenture Secured Parties in an amount equal to the unpaid principal of and unpaid interest on and other charges, if any, in respect of any Indenture Obligations and Senior Loan Agreement Obligations then outstanding whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

            Fourth: to the Senior Loan Agreement/Indenture Secured Parties, amounts equal to all other sums which constitute Senior Loan Agreement Obligations or Indenture Obligations, including without limitation the costs and expenses of the Senior Loan Agreement/Indenture Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Secured Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date; and

            Fifth: any surplus then remaining shall be paid to the Obligors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (d) The term "unpaid" as used in clauses Third, Fourth, Fifth and Sixth of Section 3.4(b) and clauses Third and Fourth of Section 3.4(c) and
Section 3.6 refers to all amounts of Surety Bond Obligations, Indenture Obligations or Senior Loan Agreement Obligations, as the case may be, outstanding as of a Distribution Date (and for the purpose of this provision, the amount of Surety Bond Obligations then outstanding shall be calculated by adding together (1) the relevant Surety Party's unreimbursed loss, costs, fees and expenses, together with accrued interest, with respect to all Surety Bonds issued by such Surety Party, and (2) the penal sums and/or maximum amounts of obligation of all Surety Bonds then outstanding and upon which the relevant Surety Party remains at risk), to the extent that prior distributions (whether actually distributed or set aside pursuant to Section 3.5) have not been made in respect thereof, provided that if (x) any distributions are made in respect of any Secured Obligations that are contingent at the time of such distribution and
(y)(i) such contingent Secured Obligation becomes liquidated in an amount that is less than the amounts distributed in respect of such contingent Secured Obligation or (ii) the Secured Party who is the obligee in respect of such contingent Secured Obligation becomes discharged and is no longer at risk with respect to any such contingent Secured Obligation, such Secured Party shall promptly return to the Trustee for application pursuant to this Agreement any such distributions made in respect of such contingent Secured Obligation, less any amounts necessary to satisfy in full the liquidated amount of such contingent Secured Obligation.

            (e) The Trustee shall make all payments and distributions under this
Section 3.4: (i) on account of Senior Loan Agreement Obligations to the Administrative Agent, pursuant to directions of the Administrative Agent, for re-distribution in accordance with the provisions of the Senior Loan Agreement;
(ii) on account of Indenture Obligations (subject to Section 3.5) to the Indenture Trustee, and (iii) on account of Surety Bond Obligations (subject to
Section 3.5) to the relevant Surety Party.

            3.5 Application of Moneys Distributable to Surety Party and Indenture Trustee. (a) If at any time any moneys collected or received by the Trustee pursuant to this Trust Agreement are distributable pursuant to Section
3.4 to a Surety Party, and if such Surety Party shall notify the Trustee in writing that (i) no provision is made under the relevant Surety Bond Documents for the application by such Surety Party of such moneys (whether because the Secured Obligations under such Surety Bond Documents have not become due and payable or otherwise) and that such Surety Bond Documents do not effectively provide for the receipt and the holding by such Surety Party of such moneys pending the application thereof or (ii) pursuant to Section 6.16(b) such Surety Party may not yet accept such distribution, then the Trustee, after receipt of such notification, shall, at the direction of such Surety Party, invest such amounts in Cash Equivalents maturing within 30 days after they are acquired by the Trustee or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Surety Party and for no other purpose until such time as such

Surety Party shall request in writing the delivery thereof by the Trustee for application pursuant to such Surety Bond Documents; provided that if the Surety Party Obligations shall have otherwise been satisfied as a result of collections against the Secured Party Credit Support, such Surety Party shall instruct the Trustee to apply an amount equal to such collections in accordance with Section 3.4.

            (b) If at any time any moneys collected or received by the Trustee pursuant to this Trust Agreement are distributable pursuant to Section 3.4 to the Indenture Trustee, and if the Indenture Trustee shall notify the Trustee in writing that (i) no provision is made under the Indenture for the application by the Indenture Trustee of such moneys (whether because the Secured Obligations under the Indenture have not become due and payable or otherwise) and that the Indenture does not effectively provide for the receipt and the holding by the Indenture Trustee of such moneys pending the application thereof or (ii) pursuant to Section 6.16(b) the Indenture Trustee may not yet accept such distribution, then the Trustee, after receipt of such notification, shall, at the direction of the Indenture Trustee, invest such amounts in Cash Equivalents maturing within 90 days after they are acquired by the Trustee or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for the Indenture Trustee (in its capacity as trustee) and for no other purpose until such time as the Indenture Trustee shall request in writing the delivery thereof by the Trustee for application pursuant to the Indenture; provided that if the Indenture Obligations shall have otherwise been satisfied as a result of collections against the Secured Party Credit Support, the Indenture Trustee shall instruct the Trustee to apply an amount equal to such collections in accordance with Section 3.4.

            (c) If at any time any moneys collected or received by the Trustee pursuant to this Trust Agreement are distributable pursuant to Section 3.4 to the Administrative Agent, and if the Administrative Agent shall notify the Trustee in writing that (i) no provision is made under the Senior Loan Agreement for the application by the Administrative Agent of such moneys (whether because the Secured Obligations under the Senior Loan Agreement have not become due and payable or otherwise) and that the Senior Loan Agreement does not effectively provide for the receipt and the holding by the Administrative Agent of such moneys pending the application thereof or (ii) pursuant to Section 6.16(b) the Administrative Agent may not yet accept such distribution, then the Trustee, after receipt of such notification, shall, at the direction of the Administrative Agent, invest such amounts in Cash Equivalents maturing within 90 days after they are acquired by the Trustee or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for the Administrative Agent (in its capacity as administrative agent) and for no other purpose until such time as the Administrative Agent shall request in writing the delivery thereof by the Trustee for application pursuant to the Senior Loan Agreement; provided that if the Senior Loan Agreement Obligations shall have otherwise been satisfied as a result of collections against the Secured Party Credit Support, the Administrative Agent shall instruct the Trustee to apply an amount equal to such collections in accordance with Section 3.4.

            3.6 Trustee's Calculations. In making the determinations and allocations required by Section 3.4, the Trustee may conclusively rely upon (a) information supplied by a Surety Party as to the amount of unpaid Surety Bond Obligations with respect to such Surety Party, (b) information supplied by the Indenture Trustee as to the amount of the Indenture Obligations owing and (c) information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Senior Loan Agreement Obligations, and the Trustee shall have no liability to any of the Secured Parties for actions taken in reliance on such information (except for gross negligence and willful misconduct). Each Obligor, on behalf of itself and all of its Subsidiaries, hereby irrevocably waives any right to challenge or dispute, in a proceeding at law or in equity, prior to any actual distribution, the allocation or distribution of moneys by the Trustee pursuant to Section 3.4 so long as such allocation and distribution by the Trustee to the Secured Parties is based on a good faith certification by a relevant Secured Party of the amounts paid and/or of demands received supported by calculations attached thereto. Nothing in the preceding sentence shall limit the right of any Obligor to (i) challenge or dispute any such allocation or distribution after such distribution has been made by the Trustee, (ii) file a bankruptcy petition or
(iii) contest any claim in a bankruptcy proceeding, in the case of the foregoing clauses (ii) and (iii) whether before or after such distribution. All distributions made by the Trustee pursuant to Section 3.4 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Trustee shall have no duty to inquire as to the application by the Administrative Agent, the Indenture Trustee or a Surety Party of any amounts distributed to them.

                                   SECTION 4.
                             AGREEMENTS WITH TRUSTEE

            4.1 Delivery of Secured Instruments. On the Trust Effective Date, the Company shall deliver to the Trustee true and complete copies of each Secured Instrument and each Trust Security Document as in effect on the Trust Effective Date. The Company shall deliver to the Trustee, promptly upon the execution thereof, (i) a true and complete copy of all amendments, modifications or supplements to any Secured Instrument entered into after the Trust Effective Date, and (ii) a true and complete copy of any new Secured Instrument or Trust Security Document entered into after the Trust Effective Date.

            4.2 Information as to Secured Parties, Administrative Agent, Indenture Trustee and Surety Parties. The Company shall deliver to the Trustee on the Trust Effective Date and on each anniversary of the Trust Effective Date, and from time to time upon request of the Trustee, a list setting forth as of a date not more than 30 days prior to the date of such delivery, (i) the aggregate unpaid principal amount of Senior Loan Agreement Obligations outstanding and the name and address of the Administrative Agent, (ii) the aggregate penal sum of Surety Bonds issued and outstanding with respect to each Surety Party, the name and address for each Surety Party and the amount of any Surety Bond Obligations which the Company admits are then due and owing to any of such Surety Parties and (iii) the aggregate principal amount of First Priority Secured Obligations, Second Priority Secured Obligations and Third Priority Secured Obligations, and the amount of each such category of obligations constituting Surety Bond Obligations, Senior Loan Agreement Obligations and Indenture Obligations; provided, that to the extent any amounts under (ii) or (iii) above relate to a Surety Bond, such amount must be confirmed in writing by the applicable Surety Party before it may be relied on by the Trustee. In addition, the Company will promptly notify the Trustee of each change in the identity of the Administrative Agent or any Surety Party. Any notice from the Company to the Trustee concerning any new Surety Party simultaneously shall be delivered by such Obligor to the other Surety Parties. If Indenture Securities are issued under the Indenture, the Company will notify the Trustee of each such issuance and of the aggregate principal amount of Indenture Securities so issued; and the Company will request the Indenture Trustee to deliver to the Trustee the names of the officers of the Indenture Trustee authorized to give directions hereunder on behalf of the Indenture Trustee. On or prior to the Trust Effective Date, the Company will request the Administrative Agent and each Surety Party to deliver to the Trustee the names of the officers of each thereof authorized to give directions hereunder on behalf of such parties. The Company will request that the Administrative Agent and each Surety Party (and, if any Indenture Securities have been issued, the Indenture Trustee) notify the Trustee of any changes of the officers of each thereof authorized to give directions hereunder on behalf of such parties prior to the date of any such changes. If the Trustee does not receive the names of the officers of the Administrative Agent, the Indenture Trustee or any Surety Party authorized to give directions hereunder on behalf of such parties, the Trustee may rely on any person purporting to be authorized to give directions hereunder on behalf of such parties. If the Trustee is not informed of changes of the officers of the Administrative Agent or any Surety Party (and, if any Indenture Securities have been issued, the Indenture Trustee) authorized to give directions hereunder on behalf of such parties, the Trustee may rely on the information previously provided to the Trustee.

            4.3 Compensation and Expenses. The Company agrees to pay to the Trustee, from time to time upon demand, (i) reasonable compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust) for its services hereunder and under the Trust Security Documents and for administering the Trust Estate and (ii) all of the reasonable fees, costs and expenses of the Trustee (including, without limitation, the reasonable fees and disbursements of its counsel, advisors and agents) (A) arising in connection with the preparation, execution, delivery, modification, and termination of this Trust Agreement and each Trust Security Document or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Collateral pursuant to any Trust Security Document and the preservation, protection or defense of the Trustee's rights under this Trust Agreement and the Trust Security Documents and in and to the Collateral and the Trust Estate or (C) incurred by the Trustee in connection with the removal of the Trustee pursuant to Section 5.7(a). Such fees, costs and expenses are intended to constitute expenses of administration under any bankruptcy law relating to creditors rights generally. The obligations of the Company under this Section 4.3 shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Trustee hereunder.

            4.4 Stamp and Other Similar Taxes. The Company agrees to indemnify and hold harmless the Trustee, the Administrative Agent, each Surety Party and each Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Trust Agreement, any Trust Security Document, the Trust Estate or any Collateral. The obligations of the Company under this Section 4.4 shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Trustee hereunder.

            4.5 Filing Fees, Excise Taxes, Etc. The Company agrees to pay or to reimburse the Trustee for any and all payments made by the Trustee in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Trust Agreement and each Trust Security Document. The obligations of the Company under this Section 4.5 shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Trustee hereunder.

            4.6 Indemnification. The Company agrees to pay, indemnify, and hold the Trustee, the Administrative Agent, the Indenture Trustee and each Surety Party (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel, advisors and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement (including the enforcement of this Section 4.6), performance and administration of this Trust Agreement and the Trust Security Documents, unless arising from the gross negligence or willful misconduct of the indemnified party, including for taxes in any jurisdiction in which the Trustee is subject to tax by reason of actions hereunder or under the Trust Security Documents, unless such taxes are imposed on or measured by compensation paid to the Trustee under
Section 4.3. In any suit, proceeding or action brought by the Trustee under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, the Company will save, indemnify and keep the Trustee, the Administrative Agent, the Indenture Trustee, each Surety Party and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Obligor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor or its successors from any Obligor, and all such obligations of the Company shall be and remain enforceable against and only against the Company and shall not be enforceable against the Trustee, the Administrative Agent, any Surety Party, the Indenture Trustee or any Secured Party. The agreements in this Section 4.6 shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Trustee hereunder.

            4.7 Trustee's Lien. Notwithstanding anything to the contrary in this Trust Agreement, as security for the payment of Trustee Fees (i) the Trustee is hereby granted a Lien upon all Collateral prior to all Secured Parties and (ii) the Trustee shall have the right to use and apply any of the funds held by the Trustee in the Collateral Account to cover such Trustee Fees.

            4.8 Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, any Surety Party, the Indenture Trustee or the Trustee, and at the expense of the Company, each Obligor will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the Liens and security interests granted under the Trust Security Documents, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction. In addition to the foregoing, at any time and from time to time, upon the written request of the Trustee (which shall be made only upon the written direction of the Administrative Agent or any Surety Party), and at the expense of the Company, each Obligor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Trustee has been so directed is necessary or reasonably requested to obtain the full benefits of this Trust Agreement and the Trust Security Documents and of the rights and powers herein and therein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens and security interests granted by the Trust Security Documents. Each Obligor also hereby authorizes the Trustee to sign and the Administrative Agent, the Required Instructing Parties, any Surety Party or the Trustee to file any such financing or continuation statements without the signature of such Obligor to the extent permitted by applicable law. Notwithstanding the foregoing, in no event shall the Trustee have any obligation in respect of the perfection or continuation of perfection, the sufficiency or validity of any security interest in or related to the Collateral or to prepare or file any Uniform Commercial Code financing statements.

            4.9 Obligors. The Obligors agree, jointly and severally, to pay to the Trustee any of the amounts payable to it pursuant to this Section 4 to the extent not promptly paid by the Company.

                                   SECTION 5.
                                   THE TRUSTEE

            5.1 Acceptance of Trust. The Trustee, for itself and its successors, hereby accepts the trusts created by this Trust Agreement upon the terms and conditions hereof.

            5.2 Exculpatory Provisions. (a) The Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Obligors. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Obligors thereto or as to the security afforded by this Trust Agreement or any Trust Security Document, or as to the validity, execution (except its execution), enforceability, legality or sufficiency of this Trust Agreement, the Trust Security Documents or the Secured Obligations, and the Trustee shall incur no liability or responsibility in respect of any such matters.

            (b) The Trustee shall not be required to ascertain or inquire as to the performance by the Obligors of any of the covenants or agreements contained herein or in any Trust Security Document or Secured Instrument. Whenever it is necessary, or in the opinion of the Trustee advisable, for the Trustee to ascertain the amount of Secured Obligations then held by Secured Parties, the Trustee may rely on a certificate of the relevant Surety Party, in the case of Surety Bond Obligations, or a certificate of the Administrative Agent, in the case of Senior Loan Agreement Obligations, or a certificate of the Indenture Trustee, in the case of Indenture Obligations, and, if the relevant Surety Party, the Indenture Trustee or the Administrative Agent shall not give such information to the Trustee, it shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Trustee shall be calculated by the Trustee using, for those Persons who have not supplied such information, the list then most recently delivered by the Company pursuant to Section 4.2), and the amount so calculated to be distributed to the Person who fails to give such information shall be held in trust for such Person until such Person does supply such information to the Trustee, whereupon on the next Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it. Subject to Section 3.6, nothing in the preceding sentence shall prevent any Obligor from contesting any amounts claimed by any Secured Party in any certificate so supplied.

            (c) The Trustee shall be under no obligation or duty to take any action under this Trust Agreement or any Trust Security Document if taking such action (i) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified, unless the Trustee shall receive security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Trust Agreement or any Trust Security Document.

            (d) Without limiting its fiduciary obligations to the Secured Parties under this Agreement, the Trustee shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Trustee hereunder, and Wilmington Trust Company may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any of the Obligors as if it were not the Trustee hereunder.

            (e) The Trustee shall not be liable for any action taken or omitted to be taken in accordance with this Trust Agreement or the Trust Security Documents except for its own gross negligence or willful misconduct.

            5.3 Delegation of Duties. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

            5.4 Reliance by Trustee. (a) Whenever in the administration of this Trust Agreement or the Trust Security Documents the Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Trustee taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 5.5.

            (b) The Trustee may consult with counsel, accountants and other experts and any Opinion of Counsel or written advice of any such accountant or other expert shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Trust Security Document in accordance therewith. The Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement and the Trust Security Documents from any court of competent jurisdiction.

            (c) The Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its own gross negligence or willful misconduct, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement.

            (d) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Trustee by this Trust Agreement and the Trust Security Documents, at the request or direction of the Required Instructing Parties or Required Secured Debt Parties, as applicable, pursuant to this Trust Agreement or otherwise, unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee.

            (e) Upon any application or demand by any of the Obligors (except any such application or demand which is expressly permitted to be made orally) to the Trustee to take or permit any action under any of the provisions of this Trust Agreement or any Trust Security Document, the Company shall furnish to the Trustee a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Trust Agreement, in any relevant Trust Security Document or in any Secured Instrument relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Trust Agreement, any Trust Security Document, or

Secured Instrument relating to such particular application or demand, such additional document shall also be furnished.

            (f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer or representations made by a Responsible Officer in a writing filed with the Trustee.

            5.5 Limitations on Duties of Trustee. (a) Unless a Notice of Acceleration is in effect, the Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Trust Agreement and the Trust Security Documents, and no implied covenants or obligations shall be read into this Trust Agreement or any Trust Security Document against the Trustee. If and so long as a Notice of Acceleration is in effect, the Trustee may, subject to the provisions of Section 2.5(b), exercise the rights and powers vested in the Trustee by this Trust Agreement and the Trust Security Documents, and shall not be liable with respect to any action taken, or omitted to be taken, in accordance with the direction of the Required Instructing Parties (in the case of actions in respect of the Shared Collateral) or the Required Secured Debt Parties (in the case of actions in respect of the Other Collateral).

            (b) Except as herein otherwise expressly provided, the Trustee shall not be under any obligation to take any action which is discretionary with the Trustee under the provisions hereof or of any Trust Security Document except upon the written request of the Required Instructing Parties (in the case of actions in respect of the Shared Collateral) or the Required Secured Debt Parties (in the case of actions in respect of the Other Collateral). The Trustee shall make available for inspection and copying by the Administrative Agent, the Indenture Trustee and each Surety Party each certificate or other paper furnished to the Trustee by any of the Obligors under or in respect of this Trust Agreement or any of the Collateral.

            (c) No provision of this Trust Agreement or of any Trust Security Document shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Trustee in such jurisdiction or impose a tax on the Trustee by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

            5.6 Moneys to be Held in Trust. (a) All moneys received by the Trustee under or pursuant to any provision of this Trust Agreement or any Trust Security Document (except Trustee Fees) shall be held in trust for the purposes for which they were paid or are held.

            (b) All certificates representing any Finance Company Equity Interests received by the Trustee shall be continuously and physically held and possessed by the Trustee at its offices within the State of Delaware.

            5.7 Resignation and Removal of the Trustee. (a) The Trustee may at any time, by giving written notice to the Company, the Administrative Agent, the Indenture Trustee and each Surety Party, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Trustee, (ii) the acceptance of such appointment by such successor Trustee and (iii) the approval of such successor Trustee evidenced by one or more instruments signed by the Required Instructing Parties or the Company, as the case may be. If no successor Trustee shall be appointed and shall have accepted such appointment within 45 days after the Trustee gives the aforesaid notice of resignation, the Trustee, the Company, the Administrative Agent, the Indenture Trustee any Surety Party or any other Secured Party may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee shall have been appointed as provided in this Section 5.7. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed by the Required Instructing Parties as provided in Section 5.7(b). The Required Instructing Parties may, at any time upon giving 30 days' prior written notice thereof to the Trustee, the Administrative Agent, the Indenture Trustee and each Surety Party, remove the Trustee and appoint a successor Trustee, such removal to be effective upon the acceptance of such appointment by the successor; provided, that if no default has occurred and is continuing under any Secured Instrument, any such removal of the Trustee and appointment of a successor Trustee shall require the consent of the Company, which consent shall not be unreasonably withheld. The Trustee shall be entitled to Trustee Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

            (b) If at any time the Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Trustee for any other cause, a successor Trustee may be appointed by the Required Instructing Parties with the consent of the Company, which consent shall not be unreasonably withheld. The powers, duties, authority and title of the predecessor Trustee shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except as may be required by applicable law) than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor, the Company and the Secured Parties. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Trust Agreement and the Trust Security Agreements shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Required Instructing Parties, the Company, or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the Trust Security Documents and shall deliver all Collateral held by it or its agents to such successor. Should any deed, conveyance or other instrument in writing from any Obligor be required by any successor Trustee for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by such Obligor. If such Obligor shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it received a written request from the successor Trustee to do so, or if a Notice of Acceleration is in effect, the predecessor Trustee may execute the same on behalf of such Obligor. Such Obligor hereby appoints any predecessor Trustee as its agent and attorney to act for it as provided in the next preceding sentence.

            5.8 Status of Successor Trustee. Every successor Trustee appointed pursuant to Section 5.7 shall be a bank or trust company in good standing and having power to act as Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

            5.9 Merger of the Trustee. Subject to Section 5.8, any corporation into which the Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, shall be Trustee under this Trust Agreement and the Trust Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

            5.10 Co-Trustee; Separate Trustee. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Trustee of taxes by such jurisdiction not otherwise imposed on the Trustee, or the Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Administrative Agent, the Indenture Trustee or any Surety Party shall in writing so request the Trustee and the Obligors, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under any Trust Security Document, the Trustee and each of the Obligors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and the Obligors, either to act as co-trustee or co-trustees of all or any of the Collateral under this Trust Agreement or under any of the Trust Security Documents, jointly with the Trustee originally named herein or therein or any successor Trustee, or to act as separate trustee or trustees of any of the Collateral. If any of the Obligors shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Trustee to do so, or if a Notice of Acceleration is in effect, the Trustee may act under the foregoing provisions of this Section 5.10(a) without the concurrence of such Obligors and execute and deliver such instruments and agreements on behalf of such Obligors. Each of the Obligors hereby appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 5.10(a) in either of such contingencies.

            (b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 5.7, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred upon the Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Trustee or any agent appointed by the Trustee;

            (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder and under the relevant Trust Security Document shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

            (iii) no power given hereby or by the relevant Trust Security Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Trustee, anything contained herein to the contrary notwithstanding;

            (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (v) the Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Trustee to do so, or if a Notice of Acceleration is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company and the Trustee, or by the Trustee alone pursuant to this Section 5.10(b).

            5.11 Treatment of Payee or Indorsee by Trustee; Representatives of Secured Parties. (a) The Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

            (b) Any Person (other than the Administrative Agent, the Indenture Trustee and any Surety Party) which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Trust Agreement or the Collateral shall present to the Trustee such documents, including, without limitation, Opinions of Counsel, as the Trustee may reasonably require, in order to demonstrate to the Trustee the authority of such Person to act as the representative of such Secured Parties (it being understood that (i) the holders of Senior Loan Agreement Obligations are represented hereunder by the Administrative Agent, the holders of the Indenture Obligations are represented hereunder by the Indenture Trustee and the holders of the Surety Bond Obligations are represented hereunder by the relevant Surety Party and (ii) such holders shall have no other rights pursuant to this Section 5.11(b)). The authority of the Administrative Agent, the Indenture Trustee and each Surety Party shall be demonstrated by their inclusion as such in the lists from time to time delivered pursuant to Section 4.2.

                                   SECTION 6.
                                  MISCELLANEOUS

            6.1 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Obligors, the Trustee, the Administrative Agent, the Indenture Trustee or any Surety Party shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or when transmitted by facsimile transmission, addressed (i) if to any Obligor or the Trustee, to such party at its address specified on the signature pages hereof or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 6.1 to the party sending such communication or (ii) if to the Administrative Agent, the Indenture Trustee or any Surety Party, to it at its address specified from time to time in the list provided by the Company to the Trustee pursuant to Section 4.2; provided that any notice, request or demand to the Trustee shall not be effective until received by the Trustee in writing or by facsimile transmission in the corporate trust division at the office designated by it pursuant to this
Section 6.1.

            6.2 No Waivers. No failure on the part of the Trustee, any co-trustee, any separate trustee, the Administrative Agent, the Indenture Trustee, any Surety Party or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Trust Agreement or any Trust Security Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            6.3 Amendments, Supplements and Waivers. (a) The Trustee and the Obligors may, with the written consent of the Required Secured Debt Parties and the Required Surety Parties and, to the extent such party holds Secured Obligations, the Administrative Agent and Liberty, from time to time enter into written agreements supplemental hereto or to any Trust Security Document for the purpose of adding to, or waiving any provisions of, this Trust Agreement or any Trust Security Document or changing in any manner the rights of the Trustee, the Secured Parties or the Obligors hereunder or thereunder; provided that no such supplemental agreement shall (i) amend, modify or waive any provision of this
Section 6.3 without the written consent of the Surety Parties, the Administrative Agent and, if any Indenture Securities are outstanding, the Indenture Trustee, (ii) except as provided in the next succeeding sentence, reduce the percentages or change the numbers specified in the definition of Required Instructing Parties, Required Secured Debt Parties, or Required Surety Parties or amend, modify or waive any provision of Sections 2.10, 3.4, 3.5, 3.6,
4.6 or 6.10 or the definition of First Priority Secured Obligations, Second Priority Secured Obligations, Third Priority Secured Obligations, Surety Bond or Secured Obligations (or the definitions of any defined terms used in such definitions) without the written consent of each Secured Party whose rights would be adversely affected thereby or (iii) amend, modify or waive any provision of Section 4 or 5 or alter the duties, rights or obligations of the Trustee hereunder or under the Trust Security Documents without the written consent of the Trustee. In addition, if the Administrative Agent shall advise the Trustee in writing that the Required Secured Debt Parties have agreed with the Company that additional indebtedness of the Company shall be secured by all or any portion of the Collateral, and each Surety Party shall have given its written consent thereto, the Trustee shall enter into such supplemental agreements satisfactory to the Trustee with the Obligors as shall be reasonably requested by the Administrative Agent, with the concurrence of each Surety Party, to effect such agreement (which supplemental agreement may be in the form of an amendment and restatement of this Trust Agreement). Any such supplemental agreement shall be binding upon the Obligors, the Administrative Agent, the Indenture Trustee, the Surety Parties, the Secured Parties and the Trustee and their respective successors.

            (b) Without the consent of the Administrative Agent, the Indenture Trustee, the Surety Parties or any other Secured Party, the Trustee and any of the Obligors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Trust Security Document, in form satisfactory to the Trustee, (i) to add to the covenants of such Obligor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon such Obligor; (ii) to mortgage or pledge to the Trustee, or grant a security interest in favor of the Trustee in, any property or assets as additional security for the Secured Obligations; (iii) to cure any ambiguity, to correct or supplement any provision herein or in any Trust Security Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (iii) shall not adversely affect the interests of the Secured Parties; or (iv) to add, delete or modify any provision herein to the extent required by the U.S. Securities and Exchange Commission with respect to the qualification of the Indenture under the Trust Indenture Act.

            (c) The Trustee may, but shall not be obligated to, enter into any supplemental agreement pursuant to this Section 6.3 which would adversely affect its interests hereunder.

            6.4 Headings. The table of contents and the headings of sections have been included herein and in the Trust Security Documents for convenience only and should not be considered in interpreting this Trust Agreement or the Trust Security Documents.

            6.5 Severability. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            6.6 Successors and Assigns. This Trust Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Trust Agreement or any Collateral.

            6.7 Currency Conversions. In calculating the amount of Secured Obligations or Collateral proceeds for any purpose hereunder, including, without limitation, voting or distribution purposes, the amount of any Secured Obligation which is denominated in a currency other than Dollars shall be converted by the Administrative Agent into Dollars at the spot rate for purchasing Dollars with such currency as set forth in The Wall Street Journal on the business day prior to the date on which such calculation is to be made.

            6.8 Governing Law. This Trust Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            6.9 Counterparts. This Trust Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

            6.10 Termination. (a) Upon (i) receipt by the Trustee from the Administrative Agent, the Indenture Trustee and each of the Surety Parties of a written direction (which direction shall be delivered upon the occurrence of the applicable events described in Section 7.14(a) of the Collateral Agreement) to cause the Liens created by Section 4.7 and by the Trust Security Documents to be released and discharged and (ii) payment in full of all Trustee Fees, the security interests created by Section 4.7 and by the Trust Security Documents shall terminate forthwith and all right, title and interest of the Trustee in and to the Collateral shall revert to the Obligors, their successors and assigns.

            (b) Upon the termination of the Trustee's security interest and the release of the Collateral in accordance with Section 6.10(a), the Trustee will promptly, at the Company's written request and expense, (i) execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of the

Collateral and (ii) deliver or cause to be delivered to the Obligors all property of the Obligors then held by the Trustee or any agent thereof.

            (c) Upon receipt by the Trustee from the Company of a certificate of the Company that all the Capital Stock of an Obligor has, or substantially all of the assets of such Obligor have, been sold, transferred or otherwise disposed of to a third party and that such sale does not violate any Secured Instrument (which certificate shall be accompanied by a written statement from the Administrative Agent that such sale is or will be in accordance with the Senior Loan Agreement and a written statement from each Surety Party that such sale is or will be in accordance with the Surety Bond Documents to which such Surety Party is a party), (i) such Obligor and each Subsidiary of such Obligor which is included in such sale (such Obligor and each such Subsidiary being referred to herein as "Included Obligors") shall cease to be an Obligor hereunder or a party to any Trust Security Document and shall be released from its obligations pursuant hereto and thereto (without the need for any action by any party to evidence the same), (ii) the security interests created by the Trust Security Documents in the Capital Stock of such Included Obligors and in all right, title and interest of such Included Obligors in the Collateral shall terminate, in each case only with respect to such Included Obligors (without the need for any action by any party to evidence the same), (iii) all right, title and interest of the Trustee in and to the Collateral subject to such security interests shall revert to such Included Obligors (or, in the case of the Capital Stock of any Included Obligor, to the Obligor that granted a security interest therein pursuant to the Trust Security Documents), their successors and assigns (without the need for any action by any party to evidence the same) and (iv) any obligations of such Included Obligors shall, unless otherwise expressly notified by the Company to the Trustee, the Surety Parties and the Administrative Agent in writing, cease to be Secured Obligations (without the need for any action by any party to evidence the same). Upon any such termination, the Trustee will promptly, at the Company's written request and at the Company's expense, (x) execute and deliver to such Included Obligors such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of such Collateral (including, without limitation, mortgage releases in respect on any mortgage property included in such Collateral) and
(y) deliver or cause to be delivered to such Included Obligors all property of such Included Obligors then held by the Trustee or any agent thereof and to the Obligor that granted a security interest in Capital Stock of such Included Obligors pursuant to the Trust Security Documents all such Capital Stock then held by the Trustee.

            (d) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Secured Instruments (including without limitation, pursuant to Section 6.5 of the Senior Loan Agreement and Section 4.10 of the Indenture), then the Collateral Trustee, at the request and sole expense of such Obligor, shall execute and deliver to such Obligor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby and by the other Trust Security Documents on such Collateral; provided that the Company shall have delivered to the Trustee, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Obligor, together with (i) a certification by the Company stating that such transaction is in compliance with all Secured Instruments and the other Loan Documents and
(ii) a written confirmation by the Administrative Agent that such release is permitted by the Senior Loan Agreement and a written confirmation by each Surety Party that such sale is permitted by the Surety Bond Documents to which such Surety Party is a party.

            (e) This Trust Agreement shall terminate when the security interest granted under the Trust Security Documents has terminated and the Collateral has been released; provided that the provisions of Sections 4.3, 4.4, 4.5 and 4.6 shall survive any such termination.

            (f) The Trustee will, at any time, upon the written instruction of the Administrative Agent and the Surety Parties, at the sole expense of the relevant Obligor, execute and deliver to the relevant Obligor all releases or other documents reasonably necessary or desirable for any release contemplated above in this Section 6.10 of the Liens created by the Trust Security Documents on the Collateral specified by the Administrative Agent in such instruction.

            (g) Except as permitted by the foregoing provisions of this Section 6.10, no Collateral shall be released from the Trust Estate without the consent of the Administrative Agent and the Surety Parties.

            6.11 New Obligors. During the term of this Trust Agreement, one or more additional Subsidiaries that become guarantors pursuant to the terms of any Secured Instrument shall become a party to this Trust Agreement by executing an assumption agreement, substantially in the form of Exhibit B, whereupon such Subsidiary shall become an Obligor for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Trust Agreement.

            6.12 Inspection by Regulatory Agencies. The Trustee shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Trust Agreement to make available, all Collateral in such Person's possession at all times for inspection by any regulatory agency having jurisdiction over an Obligor to the extent required by such regulatory agency in its discretion at the expense of such Obligor.

            6.13 Confidentiality. The Trustee agrees to keep confidential any written information (a) provided to it by or on behalf of the Company or any of its Subsidiaries pursuant to or in connection with the Trust Agreement or any Trust Security Document or (b) obtained by the Trustee based on a review of the books and records of the Company or any of its Subsidiaries; provided that nothing herein shall prevent the Trustee from disclosing any such information
(i) to the Administrative Agent, the Indenture Trustee, any Surety Party or any Lender, (ii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iii) upon the request or demand of any Governmental Authority having jurisdiction over the Trustee or as shall be required pursuant to any Requirement of Law, (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (v) in connection with any litigation to which the Trustee is a party, (vi) which has been publicly disclosed other than in breach of the Trust Agreement, or (vii) to the extent reasonably necessary, in connection with the exercise of any remedy hereunder.

            6.14 Submission to Jurisdiction; Waivers. Each Obligor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Trust Agreement and the other Trust Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Obligor at its address set forth in Section 6.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this section any special, exemplary, punitive or consequential damages.

            6.15 The Indenture Trustee, the Holders and the Indenture
Securities.

            (a) On the date hereof, the Indenture remains in escrow and no Indenture Securities have been issued. Until such date on which any Indenture Securities are issued and notice of such issuance has been given to the Trustee pursuant to Section 4.2, then, notwithstanding references in this Trust Agreement to the Indenture, the Indenture Securities and the Holders, (i) neither the Indenture Trustee nor any Holder shall have any rights, powers or duties hereunder, (ii) no notices to, or other communication with, the Indenture Trustee or any Holder shall be required hereunder and (iii) and no consent or other action on the part of the Indenture Trustee or any Holder shall be required or permitted hereunder.

            (b) Upon the issuance of any Indenture Securities, the Company, ANC Financial LP, the Administrative Agent and the Trustee shall enter into and execute an amendment and restatement of the Collateral and Control Agreement pursuant to which the Administrative Agent shall take such actions necessary to assign to the Trustee the security interests granted pursuant to Section 2 of the Collateral and Control Agreement, and to transfer to the Trustee its rights and responsibilities thereunder.

            6.16 Intercreditor Agreements; Authorization to Trustee in Respect of Certain Agreements. (a) Notwithstanding anything in this Agreement to the contrary, the rights of the Trustee and each other Secured Party hereunder are subject to (i) in respect of Corporate Collateral, the Intercreditor Agreement,
(ii) (to the extent the Trustee is granted perfected security interests in the Vehicle Collateral and executes the Fleet Intercreditor Agreement) in respect of Fleet Collateral consisting of Vehicle Collateral, the Fleet Intercreditor Agreement and (iii) in respect of Fleet Collateral consisting of the Finance Company Equity Interests, the MBIA Consent, the Ambac Consent and the Letter Agreement, in each case to the extent provided therein. Each of the Secured Parties hereby acknowledges, by its acceptance of the benefits under this Agreement, that the provisions contained in each of the Intercreditor Agreement, the Fleet Intercreditor Agreement (if and when such Fleet Intercreditor Agreement is executed by such Secured Party or a trustee acting on its behalf), the MBIA Consent, the Ambac Consent and the Letter Agreement are binding upon it as if it were a party thereto and may be enforced against it by any other party thereto.

            (b) Each Secured Party hereby agrees that to the extent any of the Surety Bond Obligations, Indenture Obligations or Senior Loan Agreement Obligations, as applicable, owed to such Secured Party are (i) secured by cash provided by an Obligor to or for the benefit of such Secured Party or its affiliates, or (ii) backed by a letter of credit provided for the account of an Obligor and for the benefit of such Secured Party or its affiliates to provide credit support for such Surety Bond Obligations, Indenture Obligations or Senior Loan Agreement Obligations, as applicable (the foregoing described in clauses
(i) and (ii), collectively, the "Secured Party Credit

Support"), then such Secured Party shall, prior to accepting any distributions made pursuant to this Agreement, make a demand, and take commercially reasonable actions (for not longer than 60 days) to collect against such Secured Party Credit Support to satisfy the applicable Secured Obligations.

            (c) Under no circumstances will any payments made by AutoNation, Inc. to Liberty under that certain Indemnification Agreement between AutoNation, Inc. and Liberty, dated the date hereof (as amended, supplemented or otherwise modified from time to time except for any provision of any such amendment, supplement or modification which would have the effect of increasing the amount set forth in the definition of Maximum Amount in such Indemnification Agreement on the date hereof), alter, modify, delay or constitute a credit or an offset in respect of or reduce (i) any amounts owed by any Obligor to any Surety Party, or
(ii) the amount of losses suffered by any Surety Party, or (iii) the amount of any Surety Bond Obligations, or (iv) any rights or interests that any Surety Party has against the Company or any Obligor, or that any Surety Party has in the Collateral, any proceeds thereof, or any distributions of the same.

            (d) Each of the Secured Parties hereby authorizes, by its acceptance of the benefits under this Agreement, and instructs the Trustee to execute and deliver each of the Collateral Agreement, the Intercreditor Agreement, the Master Collateral Agency Agreement Supplement, the MBIA Consent, the Ambac Consent, the Letter Agreement and the Burlingame Mortgage.

            6.17 Further Assurances; Absolute Obligations to Grant Lien on Vehicle Collateral. In the event that any Obligor enters into a new credit protection or similar facility which replaces its current liquidity facility (a) in its entirety, or (b) in a manner that either (X) increases the size of such liquidity facility or (Y) adds any liquidity facility lenders, then simultaneously with entering into such new facility, such Obligor shall grant to the Trustee for the benefit of the Secured Parties a perfected security interest in the Vehicle Collateral pursuant to the Master Collateral Agency Agreement and the Master Collateral Agency Agreement Supplement.

            6.18 WAIVERS OF JURY TRIAL. THE TRUSTEE AND EACH OF THE OBLIGORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS TRUST AGREEMENT OR ANY OTHER TRUST SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                             ANC RENTAL CORPORATION

                             By: /s/ James H. Grady
                                 ------------------------------------
                                 Name:  James H. Grady
                                 Title: Vice President


                             ALAMO RENT-A-CAR (CANADA), INC.
                             ALAMO RENT-A-CAR MANAGEMENT, LP
                                By:  ARC-GP, Inc., its general partner
                             ANC COLLECTOR CORPORATION
                             ANC FINANCIAL, LP
                               By: ANC Financial GP Corporation, its
                                   general partner
                             ARC-GP, INC.
                             ARC-TM, INC.
                             LIABILITY MANAGEMENT COMPANIES HOLDING, INC.
                             NATIONAL CAR RENTAL LICENSING, INC.
                             NATIONAL CAR RENTAL SYSTEM, INC.
                             NCR AFFILIATE SERVICER, INC.
                             NCRAS MANAGEMENT, LP
                               By:  NCRAS-GP, Inc., its general partner
                             NCRAS-GP, INC.
                             REPUBLIC GUY SALMON PARTNER, INC.
                             REPUBLIC INDUSTRIES AUTOMOTIVE
                             RENTAL GROUP (BELGIUM) INC.
                             SPIRIT RENT-A-CAR, INC.
                             SRAC MANAGEMENT, LP
                                  By:  SRAC-GP, Inc., its general partner
                             SRAC-GP, INC.
                             SRAC-TM, INC.

                             By: /s/ James H. Grady
                                 ------------------------------------
                                 Name:  James H. Grady
                                 Title: Vice President

                             ALAMO RENT-A-CAR, LLC

                             By: /s/ James H. Grady
                                 ------------------------------------
                                 Name:  James H. Grady
                                 Title: Vice President

                             ANC FINANCIAL CORPORATION
                             ANC FINANCIAL PROPERTIES LLC
                             ANC IT COLLECTOR CORPORATION
                             ARC-TM PROPERTIES LLC
                             NCR AFFILIATE SERVICER PROPERTIES, LLC
                             ANC INFORMATION TECHNOLOGY HOLDING, INC.
                             ANC INFORMATION TECHNOLOGY, INC.
                             ANC INFORMATION TECHNOLOGY, L.P.
                                   By: ANC INFORMATION TECHNOLOGY, INC.,
                                       its general partner

                             By: /s/ James H. Grady
                                 ------------------------------------
                                 Name:  James H. Grady
                                 Title: Vice President

                             Address for Notices:
                             ANC Rental Corporation
                             200 South Andrews Avenue
                             Fort Lauderdale, FL 33301
                             Attn: Howard D. Schwartz
                             Fax: 954-320-4158
                             With a copy to:
                             Attn: Leland Wilson
                             Fax: 954-320-4530

                             WILMINGTON TRUST COMPANY,
                              as Trustee

                             By: /s/ Bruce L. Bisson
                                 ------------------------------------
                                 Name:  Bruce L. Bisson
                                 Title: Vice President

                             Address for Notices:
                             Rodney Square North
                             1100 North Market Street
                             Wilmington DE 19890
                             Attn: Corporate Trust Administration
                             Fax:  302-651-8882

                                                                         ANNEX I

                            Trust Security Documents

1.    Collateral and Control Agreement.

2.    Collateral Agreement

3. Master Collateral Agency Agreement Supplement and Master Collateral Agency Agreement

4.    Burlingame Mortgage

                                                                      SCHEDULE I

                              Existing Surety Bonds

                                                                       EXHIBIT A

                         FORM OF NOTICE OF ACCELERATION

                                                             [Date]

To:   Wilmington Trust Company, as Trustee

Re: Trust Agreement, dated as of August 30, 2001 (as amended, the "Trust Agreement"), among ANC Rental Corporation (the "Company"), the subsidiaries of the Company parties thereto (together with the Company, the "Obligors") and Wilmington Trust Company, as Trustee.

      [The [Senior Loan Agreement Obligations] [Surety Bond Obligations owing to the undersigned Surety Party] [Indenture Obligations] have not been paid in full at the stated final maturity and any applicable grace period has expired.] [An Event of Default has occurred under the provisions of the [Senior Loan Agreement] [ANC Liberty Agreement] [Indenture] and, as a result thereof, the [Senior Loan Agreement Obligations] [Indenture Obligations] [have become due and payable prior to the stated maturity thereof] [Surety Party [issued a demand to be placed in funds or discharged pursuant to paragraph 5 of a Contract of Indemnity which demand is not satisfied when due] [withdrew a prior deferral of a demand to be placed in funds or discharged pursuant to paragraph 5 of a Contract of Indemnity] [a default has occurred under the provisions of the relevant Secured Instrument and, as a result,] [all Senior Loan Agreement Obligations] [all Indenture Obligations] [all Surety Bond Obligations] [outstanding under such Secured Instrument have become immediately due and payable and have not been paid]].

      Terms defined in the Trust Agreement and used herein shall have the meanings given to them in the Trust Agreement.

                                    [LEHMAN COMMERCIAL PAPER INC.,
                                      as Administrative Agent]
                                    [____________________, as
                                      Surety Party]

                                    By:________________________________________
                                       Name:
                                       Title:


                                    [THE BANK OF NEW YORK, as Indenture Trustee]

                                    By:________________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT B

                          FORM OF ASSUMPTION AGREEMENT

            ASSUMPTION AGREEMENT, dated as of ________ __, __, made by _________________, a _________________ corporation (the "New Obligor") in favor of Wilmington Trust Company, a national banking association, as Trustee under the Trust Agreement referred to below (in such capacity, the "Trustee"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Trust Agreement.

                              W I T N E S S E T H:

            WHEREAS, ANC Rental Corporation, a Delaware corporation (the "Company"), certain subsidiaries of the Company (together with the Company, the "Obligors") and the Trustee have entered into the Trust Agreement, dated as of August 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Trust Agreement"); and

            WHEREAS, the New Obligor desires to become a party to the Trust Agreement in accordance with Section 6.11 of the Trust Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1. Trust Agreement. By executing and delivering this Assumption Agreement, the New Obligor hereby becomes a party to the Trust Agreement as an "Obligor" thereunder and, without limiting the foregoing, hereby expressly assumes all obligations and liabilities of an "Obligor" thereunder.

            2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                            [NEW OBLIGOR]


                                            By: _______________________________
                                                Name:
                                                Title:

                                            Address for Notices:
                                            Attn:
                                            Fax: